Exhibit 99.1

Contact: Gar Jackson Director Investor Relations (714) 414-4049
FOR IMMEDIATE RELEASE
PACIFIC SUNWEAR ANNOUNCES ORGANIZATIONAL CHANGES
ANAHEIM, CA June 11, 2007 — Pacific Sunwear of California, Inc. (NASDAQ:PSUN, the “Company”) today announced organizational changes designed to streamline the Company’s operations.
“Our objective is to improve the operating efficiencies of the Pacific Sunwear organization. I believe these organizational changes will result in improved alignment of the Company’s operations by flattening the structure and creating greater accountability at the senior management level,” commented Chief Executive Officer Sally Frame Kasaks.
In addition to those already reporting directly to Ms. Kasaks will be the Information Services, Real Estate and Construction departments. Tom Kennedy, Division President of PacSun, will also be responsible for overseeing PacSun store operations. Gerald Chaney, Senior Vice President and Chief Financial Officer, will assume responsibility for overseeing the Distribution Center and the Global Logistics and Trade Compliance departments.
As part of the realignment of the organizational structure, the Company eliminated the position of Chief Operating Officer and announced that Wendy Burden, former Chief Operating Officer, will leave the Company to pursue other interests.
About Pacific Sunwear of California, Inc.
Pacific Sunwear, operating under three distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of June 2, 2007, the Company operated 843 PacSun stores, 117 PacSun Outlet stores, 153 demo stores and 9 One Thousand Steps stores for a total of 1,122 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com, merchandise carried at demo stores can be found at www.demostores.com and information about One Thousand Steps can be found at www.onethousandsteps.com.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, statements regarding the belief that the above described management changes will result in improved alignment of the Company’s operations by flattening the structure and creating greater accountability at the senior management level. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those reflected in such forward-looking statements. Our changes in the organization may not improve our future results or result in greater accountability if we fail to successfully implement the changes and our system of internal reporting. In addition, our sales and results may be adversely affected by competition from other retailers and uncertainties generally
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

associated with apparel retailing and merchandising/fashion sensitivity; sales from private label merchandise, expansion and management of growth; reliance on key personnel; dependence on a single distribution facility; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations or expansions; reliance on foreign sources of production; our new concept (One Thousand Steps) is untested and may not be profitable or successful; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended February 3, 2007 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.